Exhibit 77(C):


Cohen & Steers Institutional Global Realty Shares,
Inc. shareholders voted on the following proposals at the annual meeting held on December 17, 2015.
The description of each proposal and number of shares voted are as follows:

Common Shares


Shares Voted
For

Authority
Withheld
Proposal 1. To elect Directors:




Michael Clark

10,649,552.676

42,144.134
Bonnie Cohen

10,649,552.676

42,144.134
George Grossman

10,649,552.676

42,144.134
Joseph Harvey

10,649,552.676

42,144.134
Dean Junkans

10,649,552.676

42,144.134
Richard E. Kroon

10,649,552.676

42,144.134
Gerald J. Maginnis

10,649,552.676

42,144.134
Jane Magpiong

10,649,552.676

42,144.134
Richard J. Norman

10,649,552.676

42,144.134
Frank K. Ross

10,649,552.676

42,144.134
Robert H. Steers

10,649,552.676

42,144.134
C. Edward Ward, Jr.

10,649,552.676

42,144.134

Common Shares








Shares Voted
For

Shares Voted
Against
Shares
Abstained
Broker Non-
Vote
Proposal 2. To approve a change of
classification of IGRS to a "Non-
Diversified" fund, as such term is
defined in the Investment Company
Act of 1940, as amended.

10,105,382.779

29,526.386
36,967.742
519,819.903